Exhibit 99.2 1st Quarter 2020 Earnings Release Presentation May 7, 2020

Available Information On May 7, 2020, Consolidated Edison, Inc. issued a press release reporting its first quarter 2020 earnings and filed with the Securities and Exchange Commission the company’s first quarter 2020 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com. (Select "For Investors" and then select "Press Releases" and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will" and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and speak only as of that time. Actual results or developments may differ materially from those included in the forward-looking statements because of various factors such as those identified in reports the company has filed with the Securities and Exchange Commission, including that the company's subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of processes and systems and the performance of employees and contractors could adversely affect it; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update forward-looking statements. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and, for the Clean Energy Businesses (CEBs), adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock, which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings excludes from net income for common stock certain items that the company does not consider indicative of its ongoing financial performance such as the effects of the CEBs' HLBV accounting for tax equity investors in certain renewable electric production projects and mark-to-market accounting. Adjusted EBITDA for the CEBs refers to the CEBs' net income for common stock, excluding the effects of HLBV and mark-to-market accounting, before interest, taxes, depreciation and amortization plus the pre-tax equivalent of production tax credits. Management uses adjusted earnings to facilitate the analysis of the company's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others the company's expectations regarding its future earnings and dividends on its common stock. Management uses the CEBs' adjusted EBITDA to evaluate the performance of the CEBs. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of the financial performance of the company and the CEBs. For more information, contact: Jan Childress, Director, Investor Relations Olivia M. Webb, Manager, Investor Relations Jennifer Ketschke, Manager, Investor Relations Tel.: 212-460-6611, Email: childressj@coned.com Tel.: 212-460-3431, Email: webbo@coned.com Tel.: 212-460-6694, Email: ketschkej@coned.com www.conEdison.com 2

Table of Contents Page Organizational Structure and Plan 4 – 5 Dividend and Earnings Announcements 6 1Q 2020 Earnings 7 – 10 The Coronavirus Disease (COVID-19) Pandemic 11 – 17 1Q 2020 Developments 18 – 19 Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP) 20 Environmental, Social and Corporate Governance 21 – 30 CECONY Electric & Gas Rate Plans 31 CECONY Energy Efficiency 32 – 33 Utilities' Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA) 34 – 35 The Coronavirus Aid Relief and Economic Security (CARES) Act 36 CECONY Operations and Maintenance Expenses 37 Composition of Regulatory Rate Base 38 Average Rate Base Balances 39 Regulated Utilities' Rates of Return and Equity Ratios 40 Capital Expenditures and Utilities' Capital Expenditures 41 – 42 Financing Plan for 2020 – 2022 43 Capital Structure and Commercial Paper Borrowings 44 – 45 Utilities' Sales and Revenues 46 – 48 1Q 2020 Summary Segmented Financial Statements 49 – 51 Rating Agency Credit Metrics 52 List of Notes to 2020 First Quarter Form 10-Q Financial Statements 53 3

Organizational Structure Market Cap(a): $26.1 billion Ratings(b): Baa2 / BBB+ / BBB+ Outlook(b): Stable / Stable / Negative Utilities Transmission Clean Energy Con Edison Con Edison Clean Energy Consolidated Transmission, Orange and Businesses, Edison Inc. Company of Rockland Inc. New York, Inc. Utilities, Inc. (Con Edison (Clean Energy (O&R) Transmission or (CECONY) CET) Businesses or CEBs) Rockland Con Edison Gas Consolidated Edison Electric Pipeline and Transmission, LLC Company Storage, LLC (RECO) (CET Gas) (CET Electric) a. As of March 31, 2020. b. Senior unsecured ratings and outlook Mountain Stagecoach shown in order of Moody’s / Standard Valley Gas New York & Poor's (S&P) / Fitch. Ratings are Pipeline, Services, Transco LLC not a recommendation to buy, sell or LLC LLC hold securities and may be subject to 12.25% 50% 45.7% revision or withdrawal at any time. 4

The Con Edison Plan Customer Focused Strategic Value Oriented Provide safe and Strengthen core utility Provide steady, reliable service delivery business predictable earnings Enhance the Pursue additional Maintain balance customer experience regulated growth sheet opportunities to add stability value in the evolving industry Achieve operational Grow existing clean Pay attractive, excellence and cost energy businesses growing dividends optimization and pursue additional clean energy growth opportunities consistent with our risk appetite CECONY has long-range plans to achieve its strategic priorities of public and employee safety, operational excellence, and an enhanced customer experience. The company’s 20-year plans for its electric and gas business are designed to help the company navigate today’s challenges while preparing for changes in the energy landscape. The plans are available on our website at the following links: https://www.coned.com/-/media/files/coned/documents/our-energy-future/our-energy-projects/electric-long-range-plan.pdf https://www.coned.com/-/media/files/coned/documents/our-energy-future/our-energy-projects/gas-long-range-plan.pdf 5

Dividend and Earnings Announcements • On April 16, 2020, the company issued a press release reporting that the company had declared a quarterly dividend of 76.5 cents a share on its common stock. • On May 7, 2020, the company issued a press release forecasting its adjusted earnings per share for the year 2020 to be in the range of $4.15 to $4.35 per share(a). The company's previous forecast was in the range of $4.30 to $4.50 per share. The company’s revised adjusted earnings per share range for the year 2020 reflects predominantly the impact of warmer than normal winter weather on steam revenues, and also the potential financial impact from the Coronavirus Disease 2019 (COVID-19) pandemic. The company’s forecast assumes the restart of some "paused" commercial activities by early June, with a phased process that continues through the third quarter. 1Q 2020 vs. 1Q 2019 $1.39 $1.31 $1.35 $1.13 2020 2019 2020 2019 Reported EPS (GAAP) Adjusted EPS (Non-GAAP) a. Adjusted earnings per share exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments in certain of the Clean Energy Businesses' renewable electric production projects (approximately $(0.19) a share). Adjusted earnings per share also exclude the Clean Energy Businesses' net mark-to-market effects, the amount of which will not be determinable until year end. 6

1Q 2020 Earnings Net Income for Earnings per Share Common Stock ($ in Millions) 2020 2019 2020 2019 Reported Net Income for Common Stock and EPS – GAAP basis $1.13 $1.31 $375 $424 HLBV effects of the Clean Energy Businesses (pre-tax) 0.06 0.07 17 21 Income taxes (a) (0.02) (0.02) (4) (5) HLBV effects of the Clean Energy Businesses (net of tax) 0.04 0.05 13 16 Net mark-to-market effects of the Clean Energy Businesses (pre-tax) 0.25 0.04 83 11 Income taxes (b) (0.07) (0.01) (20) (3) Net mark-to-market effects of the Clean Energy Businesses (net of tax) 0.18 0.03 63 8 Adjusted Earnings and Adjusted EPS – non-GAAP basis $1.35 $1.39 $451 $448 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the three months ended March 31, 2020 and 2019. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% and 27% for the three months ended March 31, 2020 and 2019, respectively. 7

Walk from 1Q 2019 EPS to 1Q 2020 EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) $1.39 $0.02 $0.01 $1.35 $1.31 $(0.06) $(0.01) $(0.06) $(0.01) $0.01 $1.13 $(0.12) $0 $0 (a) (a) 1Q 2019 CECONY O&R CEBs CET Other 1Q 2020 1Q 2019 CECONY O&R CEBs CET Other 1Q 2020 Reported Reported Adjusted Adjusted EPS EPS EPS EPS a. Includes parent company and consolidation adjustments. 8

1Q 2020 vs. 1Q 2019 EPS Variances – Three Months Ended Variation

CECONY[a]		
Changes in rate plans	$ 0.12	Reflects higher electric and gas net base revenues of $0.03 a share and $0.09 a share, respectively, due primarily to electric and gas base rate increases in January 2020 under the company's rate plans.
Weather impact on steam revenues	(0.08)	Reflects the impact of warmer winter weather in 2020.
Operations and maintenance expenses	0.21	Reflects lower costs for pension and other postretirement benefits of $0.18 a share, which are reconciled under the rate plans, lower stock-based compensation of $0.02 a share, and lower consultant cost of $0.01 a share, offset, in part, by a higher reserve for uncollectibles and incremental costs associated with the Coronavirus Disease 2019 (COVID-19) of $(0.02) a share.
Depreciation, property taxes and other tax matters	(0.21)	Reflects higher property taxes of $(0.08) a share and higher depreciation and amortization expense of $(0.13) a share, both of which are recoverable under the rate plans.
Other	(0.10)	Reflects primarily higher costs associated with components of pension and other postretirement benefits other than service cost of $(0.11) a share, which are reconciled under the rate plans, suspension of customers' late payment charges and certain other fees associated with COVID-19 of $(0.01) a share and the dilutive effect of Con Edison's stock issuances of $(0.03).
Total CECONY	**$ (0.06)**	
O&R[a]		
Changes in rate plans	0.02	Reflects an electric base rate increase of $0.02 a share under the company's rate plans.
Operations and maintenance expenses	(0.01)	Reflects primarily lower recoveries for workers' compensation.
Depreciation, property taxes and other tax matters	(0.01)	Reflects higher depreciation and amortization expense.
Other	(0.01)	Reflects primarily the dilutive effect of Con Edison's stock issuances.
Total O&R	**$ (0.01)**	
Clean Energy Businesses		
Operations and maintenance expenses	0.02	Reflects primarily lower energy services costs.
Net interest expense	(0.16)	Reflects primarily unrealized losses on interest rate swaps.
HLBV effects	0.01	
Other	0.01	Reflects re-measurement of deferred tax assets under the Coronavirus Aid, Relief, and Economic Security Act.
Total CEBs	**$ (0.12)**	
Con Edison Transmission		
Total CET	**$ —**	
Other		
Parent company and consolidation adjustments	**$ 0.01**	Reflects primarily New York State combined income tax benefits.
Reported EPS (GAAP)	**$ (0.18)**	
HLBV effects of the Clean Energy Businesses	(0.01)	
Net mark-to-market effects of the Clean Energy Businesses	0.15	Reflects unrealized losses on interest rate swaps, offset, in part, by unrealized wholesale energy gains.
Adjusted EPS (non-GAAP)	**$ (0.04)**	

a. Under the revenue decoupling mechanisms in the Utilities' New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison's results of operations.

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1Q 2020 vs. 1Q 2019 EPS Reconciliation by Company

Three Months Ended March 31, 2020

	CECONY	O&R	CEBs	CET	Other[c]	Total
Reported EPS – GAAP basis	**$1.22**	**$0.09**	**$(0.24)**	**$0.04**	**$0.02**	**$1.13**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	0.06	—	—	0.06
Income taxes (a)	—	—	(0.02)	—	—	(0.02)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**0.04**	**—**	**—**	**0.04**
Net mark-to-market losses (pre-tax)	—	—	0.25	—	—	0.25
Income taxes (b)	—	—	(0.07)	—	—	(0.07)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.18**	**—**	**—**	**0.18**
Adjusted EPS – Non-GAAP basis	**$1.22**	**$0.09**	**$(0.02)**	**$0.04**	**$0.02**	**$1.35**

Three Months Ended March 31, 2019

	CECONY	O&R	CEBs	CET	Other[c]	Total
Reported EPS – GAAP basis	**$1.28**	**$0.10**	**$(0.12)**	**$0.04**	**$0.01**	**$1.31**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	0.07	—	—	0.07
Income taxes (a)	—	—	(0.02)	—	—	(0.02)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**0.05**	**—**	**—**	**0.05**
Net mark-to-market losses (pre-tax)	—	—	0.04	—	—	0.04
Income taxes (b)	—	—	(0.01)	—	—	(0.01)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.03**	**—**	**—**	**0.03**
Adjusted EPS – Non-GAAP basis	**$1.28**	**$0.10**	**$(0.04)**	**$0.04**	**$0.01**	**$1.39**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the three months ended March 31, 2020 and 2019.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% and 27% for the three months ended March 31, 2020 and 2019, respectively.
c. Includes parent company and consolidation adjustments.

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Maintaining Focus on Our Core Principles During the Pandemic • Safety and reliable service remain top priorities for Con Edison – Mobilized a pandemic planning team in January and an incident command system structure on March 16th – Approximately 8,000 out of 14,000 employees are working from home or remotely – Temperature check on employees arriving at critical locations – Separating crews in multiple vehicles • In March, began suspending utility service disconnections, certain collection notices, final bill collection agency activity, new late payment charges and certain other fees for all customers – Fees are imputed in rate plan revenues at approximately $6 million and $0.4 million per month for CECONY and O&R, respectively – Our reserves for uncollectible accounts were increased by $5 million and $0.2 million for CECONY and O&R, respectively, in the quarter • New York and New Jersey have both designated utilities in their states as essential businesses. CECONY and O&R have modified or suspended certain work in the state 11

Customer Breakdown of Electric Deliveries and Revenues 12

Estimated Non-Weather Impact on Electric Delivery Volume and Revenues for March 16 to April 30, 2020 Impact on Electric Delivery Volume(a) Impact on Electric Delivery Revenues(b) Millions of kWh delivered $ in thousands CECONY CECONY 11% 7% 142 15,767 (195) (10,631) (604) (17)% (16)% (40,997) (19)% (16)% Residential Commercial NYPA Residential Commercial NYPA O&R O&R 5% 9% 1,293 20 (52) (1,457) (15)% (9)% Residential Commercial Residential Commercial a. Impact estimated as compared to budget for the period March 16, 2020 to April 30, 2020. b. Impact estimated as compared to budget for the period March 16, 2020 to April 30, 2020. Amounts deferred and generally recoverable in the August – January period for CECONY and February – following January period for O&R through the revenue decoupling mechanism provisions in the respective rate plans. 13

Liquidity Update • Con Edison’s credit facility of $2,250 million supports commercial paper with $1,042 million of borrowing capacity available under the facility as of March 31, 2020, and additionally Con Edison had $1,395 million of cash and temporary cash investments as of March 31, 2020. • Financing plan for 2020: – Debt: Issue between $1,500 million and $2,000 million of long-term debt, primarily at the Utilities, in addition to issuance of long-term debt to refinance maturities at CECONY – Equity: Issue up to $600 million of common equity in 2020 in addition to equity issued through dividend reinvestment, employee stock purchase and long-term incentive plans • Debt maturities / amortizations for 2020 are $518 million: CECONY $350 million (June); CEB $165 million; and CEI $3 million • Steps we have taken to improve our liquidity position: – In March 2020, CECONY issued $1,600 million of Green Debentures – In April 2020, Con Edison entered into a $750 million supplemental credit agreement for incremental liquidity and for general corporate purposes 14

Transparent Rate-Making Process • About 87% of CEI revenues are subject to a regulatory recovery mechanism, e.g. revenue decoupling mechanisms • Rate plans provide for a total of $54 million for bad debt expense at CECONY and O&R for 2020 • Currently we have no open rate case filings with the NYSPSC or the NJBPU * Under the revenue decoupling mechanisms for CECONY electric and O&R electric, revenues are generally not affected by changes in weather. 15

No Near-Term Cash Impact to Pension Plan 16

Supporting the Community During the Pandemic • Deployed 1 MW generator to support the field hospital setup located at the Brooklyn Cruise Terminal in Red Hook • Expanded grid service or provided engineering services for emergency field hospitals: – At Westchester County Center to support a 100-bed facility – At Javits Center to support a 2,500-bed facility – Into Central Park’s East Meadow to support Mount Sinai Hospital’s emergency facility – At U.S. Open facility in Queens to support a 500-bed facility • Provided donations to the Mayor’s Fund "NYC Healthcare Heroes Fund“ and the FDNY and NYPD Foundations to support NYC first responders • Donated almost 100,000 N95 masks for healthcare workers • Building 40,000 face shields in our machine shop for healthcare workers 17

1Q 2020 Developments(a) CECONY & O&R • In March 2020, New York State Governor Cuomo declared a State disaster emergency for the State of New York. Since that declaration, the NYSPSC and the Utilities have taken actions to mitigate the impact of the COVID-19 pandemic on the Utilities, their customers and other stakeholders. New York State has designated utilities, including CECONY and O&R, as essential businesses that may continue their work. The Utilities have modified or suspended certain work in the state. (pages 23, 45) • In March 2020, the Utilities began suspending service disconnections, certain collection notices, final bill collection agency activity, new late payment charges and certain other fees for all customers. Historically, these fees have amounted to approximately $6 million and $0.4 million per month for CECONY and O&R, respectively. The suspension of these fees is expected to result in a reduction in revenues during the suspension period, the length of which has not yet been determined. The Utilities also began providing payment extensions for all customers that were scheduled to be disconnected prior to the start of the COVID-19 pandemic. All customer walk-in centers have been closed to the public and in-person investigations of billing issues at customer residences and businesses have been suspended. In April 2020, the NYSPSC also suspended certain interconnection payment deadlines to mitigate the impact of the COVID-19 pandemic on developers of distributed renewable generation and energy storage. (pages 23, 35, 46) • As a result of the COVID-19 pandemic, both commercial and residential customers may have increased difficulty paying their utility bills, as a result of, among other factors, a decline in business, bankruptcies, layoffs and furloughs. CECONY and O&R have existing allowances for uncollectible accounts established against their customer accounts receivable balances which are reevaluated on a quarterly basis and updated accordingly. Changes to the Utilities’ reserve balances which result in write-offs of customer accounts receivable balances are not reflected in rates during the term of the current rate plans and will be addressed during a future rate proceeding. During the first quarter of 2020, the potential economic impact of the COVID-19 pandemic was also considered in forward looking projections related to write-off and recovery rates, resulting in increases to the allowance for uncollectible accounts as detailed herein. CECONY’s and O&R’s allowances for uncollectible accounts reserve increased from $65 million and $4.6 million at December 31, 2019 to $70 million and $4.8 million at March 31, 2020, respectively. (page 48) • In March 2019, the NYSPSC ordered CECONY to show cause why the NYSPSC should not commence a penalty action and prudence proceeding against CECONY for alleged violations of gas operator qualification, performance, and inspection requirements. At December 31, 2019, the company had an accrued regulatory liability related to this matter of $10 million, and at March 31, 2020, the company accrued an additional regulatory liability of $5 million. In April 2020, the NYSPSC approved a $15 million settlement agreement for the benefit of CECONY’s gas customers between CECONY and NYSPSC staff related to this matter. (page 25) • The impacts of the Coronavirus Aid, Relief, and Economic Security (CARES) Act that became law on March 27, 2020 appear on page 47 of the 10-Q and on page 36 of this presentation. a. Page references to 1Q 2020 Form 10-Q. 18

1Q 2020 Developments (cont'd)(a) Clean Energy Businesses • The Clean Energy Businesses have 3,235 MW (AC) of utility-scale renewable energy production projects in service (2,628 MW) or in construction (607 MW) and 60 MW (AC) of behind-the-meter renewable energy production projects in service (54 MW) or in construction (6 MW). (page 66) • 1,154 million of kWh of electricity was generated from solar projects and 351 million of kWh generated from wind projects for the three months ending March 31, 2020. (page 67) • Regarding the Pacific Gas and Electric Company (PG&E) bankruptcy, at March 31, 2020, Con Edison’s consolidated balance sheet included $802 million of net non-utility plant relating to the PG&E Projects and $274 million of additional projects that secure the PG&E-related project debt, $1,039 million of intangible assets relating to the PG&E PPAs and $980 million of non- recourse related project debt. The PG&E bankruptcy is an event of default under the PG&E PPAs. Pursuant to the related project debt agreements, distributions from the related projects to the Clean Energy Businesses have been suspended. Unless the lenders for the related project debt otherwise agree, the lenders may, upon written notice, declare principal and interest on the related project debt to be due and payable immediately and, if such amounts are not timely paid, foreclose on the related projects. (pages 66, 67) Con Edison Transmission • Investments at March 31, 2020 were $9 million lower than at December 31, 2019. The change in investments reflects primarily the decrease in CET Gas' investment in Stagecoach Gas Services, LLC due to the receivable from Crestwood Pipeline and Storage Northeast LLC (Crestwood), offset, in part, by increased allowance for funds used during construction (AFUDC) income from Mountain Valley Pipeline, LLC ($14 million). The agreement between Crestwood and Con Edison Gas Pipeline and Storage, LLC (CET Gas) provides for payments from Crestwood to CET Gas for shortfalls in meeting certain earnings growth performance targets. The payment is expected to total $57 million ($19 million of which is due in the first quarter 2021 and was recorded as a receivable by CET in March 2020, with an additional $19 million plus interest due in each of January 2022 and January 2023). (page 65) a. Page references to 1Q 2020 Form 10-Q. 19

Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP)

12 Months Ending December 31,

	2016	2017	2018[(a)]	2019[(a)]	2020[(a)(b)]
Reported EPS – GAAP basis	**$4.15**	**$4.97**	**$4.43**	**$4.09**	**$3.91**
Income tax effect of the TCJA	**—**	**(0.85)**	**0.14**	**—**	**—**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	—	0.31	0.32
Income taxes (d)	—	—	—	(0.09)	(0.10)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**—**	**0.22**	**0.22**
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax) (c)	—	—	(0.36)	—	—
Income taxes (d)	—	—	0.10	—	—
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax)	**—**	**—**	**(0.26)**	**—**	**—**
Gain on sale of the CEBs' retail electric supply business (pre-tax)	(0.35)	—	—	—	—
Income taxes (d)	0.16	—	—	—	—
Gain on sale of the CEBs' retail electric supply business (net of tax)	**(0.19)**	**—**	**—**	**—**	**—**
Goodwill impairment related to the CEBs' energy services business (pre-tax)	0.07	—	—	—	—
Income taxes (d)	(0.03)	—	—	—	—
Goodwill impairment related to the CEBs' energy services business (net of tax)	**0.04**	**—**	**—**	**—**	**—**
Net mark-to-market effects of the CEBs (pre-tax)	(0.02)	—	0.03	0.10	0.31
Income taxes (d)	0.01	—	(0.01)	(0.03)	(0.09)
Net mark-to-market effects of the CEBs (net of tax)	**(0.01)**	**—**	**0.02**	**0.07**	**0.22**
Adjusted EPS – Non-GAAP basis	**$3.99**	**$4.12**	**$4.33**	**$4.38**	**$4.35**

a. Federal income tax rate lowered to 21% from 35% upon enactment of the TCJA on December 22, 2017.
b. Represents 12-month trailing EPS ending March 31, 2020.
c. Gain recognized with respect to jointly owned renewable electric production projects on completion of the acquisition.
d. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the three months ended March 31, 2020 and the years 2016 – 2019.

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Sustainability Impact at a Glance 21

Safety is our Highest Priority 22

Committed to the Environment Through Clean Energy Production * EEI ESG Template https://www.conedison.com/ehs/2018-sustainability-report/eei-esg-template/. CECONY and O&R do not control their fuel mix, which is allocated by the New York Independent System Operator. 23

Clean Energy Business as a Source of Sustainable Growth 24

Steam as an Environmentally-Sound Power Source 25

Benefiting Customers and the Environment Through Energy Efficiency and Demand Management Programs 26

CECONY Completed an Industry Leading Climate Resiliency Planning Study Climate Change Vulnerability Study details projected impacts to CECONY’s energy systems through the 21st Century • 36-month study developed in collaboration with global consulting firm ICF and Columbia University’s Lamont-Doherty Earth Observatory • Moved beyond the 2-degree scenario by using 50th percentile merged Representative Concentration Pathway 4.5 (2.1-degree scenario) and 8.5 (4-degree scenario) projections for sea level rise and high- end 90th percentile for heat and precipitation • Evaluated present-day infrastructure, design specifications, and procedures against expected climate change to better understand future impact • Analysis identified most significant climate-driven risks to CECONY’s systems • Vulnerabilities identified will guide future strategy to strengthen reliability and resilience Link to Con Edison Climate Change Vulnerability Study: coned.com/resilience 27

Commitment to Science-Based Climate Resilience Planning Climate Change Vulnerability Study details projected impacts to energy systems through the 21st Century • Most significant climate-driven risks to CECONY’s electric, gas and steam systems: – sea level rise, – coastal storm surge, – inland flooding from intense rainfall, – hurricane-strength winds, and – extreme heat • Estimated investment of $1.8 billion to $5.2 billion by 2050 needed to adapt systems to potential impacts from climate change • Implementation plan expected to be developed by December 31, 2020 and will include the following: – updates in climate science, – finalization of initial climate design pathway, – integration of the climate design pathway into Company specifications and processes based on input from subject matter experts, – development of a timeline for action with associated costs and signposts, and – recommendation of a governance structure Link to Con Edison Climate Change Vulnerability Study: coned.com/resilience 28

Adopting Governance Best Practices Board has an appropriate blend of diversity, tenure and skills Source: Consolidated Edison, Inc. 2020 Proxy Statement 29

Corporate Governance Highlights Our governance model is focused on diversity, shareholder empowerment and a sustainable future 30

Summary of CECONY Electric & Gas Rate Plans On January 16, 2020, the New York State Public Service Commission (NYSPSC) approved the October 2019 Joint Proposal for CECONY’s electric and gas delivery service rate plans for January 2020 through December 2022 Rate Changes and Capital Expenditures Electric Gas Case number 19-E-0065 Case number 19-G-0066 Rate Average Capital Rate Average Capital ($ millions) Change Rate Base Expenditure Change* Rate Base Expenditure Rate Year 1: 2020 $113 $21,660 $2,135 $84 $7,171 $1,073 Rate Year 2: 2021 370 22,783 2,137 122 7,911 1,055 Rate Year 3: 2022 326 23,926 1,917 167 8,622 989 *The gas base rate increases shown above will be implemented with increases of $47 million in Year 1; $176 million in Year 2; and $170 million in Year 3 in order to levelize customer bill impacts Return on Equity and Equity Ratio Return on equity……………..8.8% Equity ratio……………………48% Earnings sharing threshold is 9.3% based on CECONY’s actual average common equity ratio up to 50% 31

Energy Efficiency Budgets are Addressed in CECONY Rate Plan Energy efficiency spending of approximately $700 million over rate plan aligns with New Efficiency: New York (NENY) initiative goals CECONY Electric & Gas Energy Efficiency Budgets ($ in millions) a. 2020-2022 amounts approved in the January 2020 New Efficiency: New York Order, Case 18-M-0084 32

Lowering Emissions with Energy Efficiency Targets New energy efficiency efforts from CECONY customers are expected to avoid 2.7 million metric tons of carbon dioxide equivalent over 2019-2022 a. 2020-2022 amounts subject to the New Efficiency: New York Order, Case 18-M-0084 b. 2020-2022 Electric includes Heat Pump equivalent MWh targets 33

Utilities' Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA)(a) New York State Public Service Commission Order in Case 17-M-0815 – Proceeding on Motion of the Commission on Changes in Law that May Affect Rates (August 9, 2018) CECONY Electric • Pursuant to the rate plan approved on January 16, 2020 (Case 19-E-0065), TCJA net benefits are reflected as follows: – the 2019 savings from the TCJA were passed back to customers in 2019 – pass back of the 2018 savings ($377 million) over a three-year period – $126 million annually – pass back of protected portion of net regulatory liability for excess deferred income taxes ($1,663 million) over remaining lives of the related assets - approximately $50 million annually - and the unprotected portion ($784 million) over a five-year period - $157 million annually, as proposed in the initial filing CECONY Gas • Pursuant to the rate plan approved on January 16, 2020 (Case 19-G-0066), TCJA net benefits are reflected as follows: – the 2019 savings from the TCJA were passed back to customers in 2019 – pass back of the remaining portion of the 2018 savings ($63 million) over a two-year period – $32 million annually – pass back of protected portion of net regulatory liability for excess deferred income taxes ($725 million) over remaining lives of the related assets - approximately $14 million annually - and the unprotected portion ($107 million) over a five-year period - $21 million annually, as proposed in the initial filing CECONY Steam • Customer credit of $25 million started on October 1, 2018 and includes: – annual ongoing tax savings of $14 million – pass back of January – September 2018 tax savings ($15 million) over a three-year period – $5 million annually – pass back of protected and unprotected portions of net regulatory liability for excess deferred income taxes ($169 million and $16 million, respectively) over the life of the assets – $6 million annually (amortization period for unprotected balance will be reviewed in the next rate case filing) a. See Note B – Regulatory Matters/Other Regulatory Matters on pages 23 – 26 and Note J – Income Taxes on pages 33 – 34 in the 1Q 2020 Form 10-Q. 34

Utilities' Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA) (cont'd)(a) O&R Electric and Gas • O&R, pursuant to the November 2018 joint proposal (Case 18-E-0067; 18-G-0068), is reflecting its TCJA net benefits as follows: – annual ongoing savings of $18 million      – pass back of 2018 savings ($22 million) over a three-year period – $7 million annually – pass back of protected portion of net regulatory liability for excess deferred income taxes ($123 million) over remaining lives of the related assets and the unprotected portion ($30 million) over a fifteen-year period - $4 million annually Rockland Electric Company (RECO) • NJBPU Docket No. AX1801001 – In the Matter of the Board’s Consideration of the 2017 Tax Cuts and Jobs Act – $2.9 million rate decrease started on April 1, 2018 – customers were paid $1 million in July 2018 for January to March 2018 tax savings – pass back of protected portion of net regulatory liability for excess deferred income taxes ($14 million) over remaining lives of the related assets and the unprotected portion ($10 million) over a three-year period – $3 million annually • FERC Docket No. EL18-111-000 – In November 2018, the Federal Energy Regulatory Commission (FERC) issued an order directing RECO to refund $0.6 million to its transmission customers and reducing its annual transmission revenue requirement by an immaterial amount to reflect the TCJA. a. See Note B – Regulatory Matters/Other Regulatory Matters on pages 23 – 26 and Note J – Income Taxes on pages 33 – 34 in the 1Q 2020 Form 10-Q. 35

Tax Update on the CARES Act Coronavirus Aid Relief and Economic Security (CARES) Act: • Enacted on March 27, 2020 in response to the COVID-19 pandemic • Contains $2.3 trillion in economic relief to eligible businesses and individuals impacted by the Coronavirus outbreak Opportunities Applicable to Con Edison: • Five-year carryback of a net operating loss (NOL) for tax years 2018-2020 – Con Edison will carryback its NOL of $29 million from 2018 back to 2013. This will allow Con Edison, mostly at the Clean Energy Businesses, to receive a $2.5 million cash refund and to recognize an income tax benefit of $4 million in March 2020, due to the higher federal tax rate in 2013 – Con Edison and its subsidiaries are not expecting to have a federal NOL in tax years 2019 or 2020 • Due to temporary relaxation of limitations on interest deductions under IRS Code 163(j), Con Edison and its subsidiaries expect to benefit: – By the increase in the percentage for calculating the limitation on the interest expense deduction from 30 percent of Adjusted Taxable Income (ATI) to 50 percent of ATI in 2019 and 2020 – This may allow the Companies to deduct 100 percent of its interest expense – over $900 million annually • The companies qualify for Employee Retention Tax Credits and Deferral of Payroll Tax – Eligible employers that continue to pay employees, but a portion of its workforce cannot perform their regular jobs due to Coronavirus pandemic – Receive a 50 percent credit on wages up to $10,000 per employee against their employment taxes each quarter – Allows for deferral of employer share (6.2 percent) of employee wages subject to Social Security taxes due from March 27 through December 31, 2020 (the Companies intend to defer the payment of employer payroll taxes for the period April 1, 2020 through December 31, 2020 of approximately $73 million - $65 million of which is for CECONY) – 50 percent repayment of payroll taxes due by December 2021 and remaining 50 percent due by December 2022 36

CECONY Operations and Maintenance Expenses(a) ($ in millions) Departmental Other Expenses(b) $1,652 $1,572 $1,597 $1,594 $1,508 $1,521 $1,417 $344 Other $1,096 $1,041 $550 $308 $954 $958 $273 $250 $277 Regulatory $710 Fees and $469 $264 Assessments (c) $464 $87 YTD $476 $444 $350 Healthcare/ $159 Other Employee $85 YTD Benefits $364 $160 $170 $170 $166 $404 YTD Pension/ $159 $185 $134 $37 YTD OPEBs $58 $71 $(89) $(44) YTD 2015 2016 2017 2018 2019 2020E 2015 2016 (d) 2017 (d) 2018 (d) 2019 (d) 2020E (d) a. All amounts reflect a change in methodology for select facilities and telecommunication expenses. b. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers. c. Includes Demand Side Management, System Benefit Charges and Public Service Law 18A assessments which are collected in revenues. d. Excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. See page 28 of the 1Q 2020 Form 10-Q. 37

Composition of Regulatory Rate Base(a) (as of March 31, 2020) CECONY ($ in millions) Electric NY $21,403 Gas NY 6,621 Steam NY 1,461 Total CECONY $29,485 O&R ($ in millions) O&R Electric NY $857 O&R Gas NY 465 RECO NJ 257 Total O&R $1,579 CECONY CECONY Gas CECONY O&R RECO Total Rate Base $31,064 Electric Steam a. Average rate base for 12 months ended March 31, 2020. . 38

Average Rate Base Balances ($ in millions) 5.4% 3-year CAGR $35,783 $33,872 $1,796 $31,930 $30,559 $1,741 $33,987 $1,661 $32,131 $28,515 $1,551 $30,269 $1,458 $29,008 $25,014 $26,014 $24,522 $1,376 $27,057 $1,304 O&R $1,357 $24,638 $23,165 $23,710 CECONY Actual Forecast 2015 2016 2017 2018 2019 2020E(a) 2021E(a) 2022E(a) Electric $ 17,599 $ 17,971 $ 18,513 $ 20,057 $ 21,149 $ 21,660 $ 22,783 $ 23,926 CECONY Gas 4,023 4,267 4,723 5,581 6,408 7,171 7,911 8,622 Steam 1,543 1,472 1,402 1,419 1,451 1,438 1,437 1,439 Electric 769 731 759 806 842 906 948 964 O&R Gas 386 362 392 426 455 476 498 524 RECO Electric 202 211 225 226 254 279 295 308 a. Amounts reflect the CECONY electric and gas rate plan approved on January 16, 2020. 39

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended March 31, 2020) Regulated Basis Allowed Actual CECONY Electric 9.0% 8.9% Gas 9.0 9.0 Steam 9.3 5.8 (a) Overall – CECONY 9.0 8.8 CECONY Equity Ratio 48.0% 47.9% O&R Electric 9.0% 9.7% Gas 9.0 10.1 RECO 9.6 4.8 (a) Overall – O&R 9.1 9.1 O&R Equity Ratio 48.0% 48.3% a. Weighted by rate base. 40

Capital Expenditures ($ in millions) $5,235(a) $5,249 $248 $1,078 $1,791(b) $3,944 $3,937 $11 $24 $3,792 $3,676 $3,606 $400 $400 $76 $3,418 $1,235 $66 $205 $400 $447 $248 $823 $3,533 $3,513 $3,316 $3,093 $3,210 $3,223 $2,922 $2,595 (c) (c) (c) 2015 2016 2017 2018 2019 2020E 2021E 2022E Actual Forecast(d) CECONY & O&R - actual Clean Energy Businesses - actual Con Edison Transmission - actual CECONY & O&R - forecast Clean Energy Businesses - forecast Con Edison Transmission - forecast a. 2016 includes Stagecoach JV investment of $974 million. b. 2018 includes Clean Energy Businesses' purchase of Sempra Solar Holdings, LLC. c. Amounts reflect the CECONY electric and gas rate plan approved on January 16, 2020. d. 2019 Form 10-K, page 32. 41

Utilities' Capital Expenditures ($ in millions) $3,533 $3,513 $3,223 $3,316 Steam $3,093 $3,210 $2,922 $2,595 Gas Electric Depreciation 2015 2016 2017 2018 2019 2020E (a) 2021E (a) 2022E (a) Actual Forecast (b) Annual CECONY Capital Expenditures Annual O&R Capital Expenditures Electric Gas Steam Depreciation Electric Gas Depreciation 2015 1,658 671 106 1,040 114 46 68 2016 1,819 811 126 1,106 114 52 67 2017 1,905 909 90 1,195 128 61 71 2018 1,861 1,050 94 1,276 138 67 77 2019 1,851 1,078 91 1,373 142 61 84 2020E(a) 2,150 1,086 92 1,590 153 52 92 2021E(a) 2,162 1,060 85 1,707 155 51 95 2022E(a) 2,019 993 87 1,843 163 54 99 a. Amounts reflect the CECONY electric and gas rate plan approved on January 16, 2020. b. 2019 Form 10-K, page 32. 42

Financing Plan for 2020 – 2022

Financing Plan

- Issue between $1,500 million and $2,000 million of long-term debt, primarily at the Utilities, in 2020 and approximately $1,800 million in aggregate of long-term debt at the Utilities during 2021 and 2022, in addition to the issuance of long term debt to refinancing maturities at the Utilities.
- Issue debt secured by the Clean Energy Businesses' renewable electric production projects and by Con Edison Transmission's investments.
- Issue up to $600 million of common equity in 2020 and approximately $1,100 million in aggregate of common equity during 2021 and 2022, in addition to equity issued through dividend reinvestment, employee stock purchase and long-term incentive plans.
- Planned issuance is in addition to the 1.05 million shares issued for $88 million in January 2020 to settle the remainder of a May 2019 equity forward transaction.

2020 Debt Financing Activity

- In March, CECONY issued $600 million of 3.35 percent of debentures due 2030 and $1,000 million of 3.95 percent debentures due 2050 in its inaugural green bond offering.
- In April, CEI entered into a $750 million supplemental revolving credit agreement for a 90-day period, with an option, to convert any loans outstanding on July 2, 2020 into a 270-day term loan that would mature in March 2021. CEI has not borrowed under the supplemental revolving credit agreement.

Debt Maturities

($ in millions)	2020	2021	2022	2023	2024
Con Edison, Inc. [parent company]	$3	$1,178	$293	$—	$—
CECONY	350	640	—	—	250
O&R	—	—	—	—	—
CEBs[a]	165[b]	149	144	316	135
Total	**$518**	**$1,967**	**$437**	**$316**	**$385**

a. Does not include additional principal amounts lenders for PG&E-related project debt may, upon written notice, declare due and payable. See Note C to the financial statements in the Form 10-Q.
b. CEBs repaid $38 million of maturing debt during the three months ended March 31, 2020.

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Capital Structure – March 31, 2020 ($ in millions) Consolidated Edison, Inc. Baa2 / BBB+ / BBB+ Debt $ 21,516 54% Equity 18,467 46 Total $ 39,983 100% CECONY O&R Parent and Other Baa1 / A- / A- Baa1 / A- / A- Debt $ 16,544 54% Debt $ 818 51% Debt $ 4,154 55% Equity 14,333 46 Equity 786 49 Equity 3,348 45 Total $ 30,877 100% Total $ 1,604 100% Total $ 7,502 100% Amounts shown exclude notes payable and include the current portion of long-term debt. Senior unsecured credit ratings shown in order of Moody’s / S&P / Fitch. Moody’s ratings have stable outlooks for CEI and CECONY and negative outlook for O&R. S&P has stable outlooks and Fitch has negative outlooks for each entity. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. 44

Commercial Paper Borrowings ($ in millions) 45

Utilities' Sales and Revenues – Electric First Quarter
($ in millions)

Electric – 1st Quarter	Millions of Kilowatt-hours		Revenues in Millions	
	2020	2019	2020	2019
Con Edison of New York				
Residential and Religious	2,343	2,415	$609	$596
Commercial and Industrial	2,401	2,460	433	421
Retail choice customers	5,713	5,979	555	507
Public Authorities	27	23	4	3
NYPA, Municipal Agency and other	2,348	2,387	140	132
Total Sales[(a)]	**12,832**	**13,264**	**$1,741**	**$1,659**
Orange and Rockland				
Residential and Religious	352	397	$67	$73
Commercial and Industrial	208	196	27	27
Retail choice customers	638	685	39	40
Public Authorities	26	26	2	2
Total Sales[(a)]	**1,224**	**1,304**	**$135**	**$142**
Regulated Utility Sales & Revenues				
Residential and Religious	2,695	2,812	$676	$669
Commercial and Industrial	2,609	2,656	460	448
Retail choice customers	6,351	6,664	594	547
Public Authorities	53	49	6	5
NYPA, Municipal Agency and other	2,348	2,387	140	132
Total Sales	**14,056**	**14,568**	**$1,876**	**$1,801**

a. Electric delivery volumes in CECONY's and O&R's service areas decreased 3.3 percent and 6.1 percent, respectively, for the three months ended March 31, 2020 compared with the 2019 period. After adjusting for weather and other variations, electric delivery volumes in CECONY's and O&R's service areas remained the same and increased 2.7 percent, respectively, for the three months ended March 31, 2020 compared with the 2019 period.

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Utilities' Sales and Revenues – Gas First Quarter

($ in millions)

Gas – 1st Quarter

	Thousands of Dekatherms		Revenues in Millions	
	2020	2019	2020	2019
Con Edison of New York				
Residential	22,622	27,306	$383	$438
General	11,957	14,425	138	178
Firm Transportation	32,984	35,308	292	253
Total Firm Sales and Transportation[(a)]	**67,563**	**77,039**	**813**	**869**
Interruptible Sales	2,486	3,730	11	20
Transportation of Customer Owned Gas	25,182	25,464	18	16
Total Sales	**95,231**	**106,233**	**$842**	**$905**
Off-system Sales	—	—	—	—
Orange and Rockland				
Residential	4,074	4,966	$51	$69
General	931	1,111	9	13
Firm Transportation	3,543	4,219	27	27
Total Firm Sales and Transportation[(a)]	**8,548**	**10,296**	**87**	**109**
Interruptible Sales	1,165	1,051	2	2
Transportation of Customer Owned Gas	373	437	—	—
Total Sales	**10,086**	**11,784**	**$89**	**$111**
Off-system Sales	—	—	—	—
Regulated Utility Sales & Revenues				
Residential	26,696	32,272	$434	$507
General	12,888	15,536	147	191
Firm Transportation	36,527	39,527	319	280
Total Firm Sales and Transportation	**76,111**	**87,335**	**900**	**978**
Interruptible Sales	3,651	4,781	13	22
Transportation of Customer Owned Gas	25,555	25,901	18	16
Total Sales	**105,317**	**118,017**	**$931**	**$1,016**
Off-system Sales	—	—	—	—

a. Firm sales and transportation volumes in CECONY's and O&R's service areas decreased 12.3 percent and 17.0 percent, respectively, for the three months ended March 31, 2020 compared with the 2019 period. After adjusting for weather and other variations, firm sales and transportation volumes in CECONY's and O&R's service areas increased 0.4 percent and 1.5 percent, respectively, for the three months ended March 31, 2020 compared with the 2019 period.

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Utilities' Sales and Revenues – Steam First Quarter ($ in millions) Steam – 1st Quarter Millions of Pounds Revenues in Millions 2020 2019 2020 2019 Con Edison of New York General 262 327 $12 $15 Apartment House 2,176 2,576 65 82 Annual Power 4,519 5,654 161 208 Total Sales (a) 6,957 8,557 $238 $305 a. Steam sales and deliveries decreased 18.7% percent for the three months ended March 31, 2020 compared with the 2019 period. After adjusting for weather and other variations, steam sales and deliveries decreased 0.1 percent for the three months ended March 31, 2020 compared with the 2019 period. 48

Income Statement – 2020 First Quarter
($ in millions)

	CECONY	O&R	CEBs	CET	Other[(a)]	Total
Total operating revenues	$2,854	$233	$146	$1	$—	$3,234
Depreciation and amortization	390	22	57	1	—	470
Other operating expenses	1,722	156	75	2	1	1,956
Total operating expenses	2,112	178	132	3	1	2,426
Operating income	742	55	14	(2)	(1)	808
Other income (deductions)	(61)	(4)	1	26	(1)	(39)
Interest expense	180	11	122	5	4	322
Income before income tax expense	501	40	(107)	19	(6)	447
Income tax expense	95	9	(42)	5	(12)	55
Net income	$406	$31	$(65)	$14	$6	$392
Income attributable to non-controlling interest	—	—	17	—	—	17
Net income for common stock	$406	$31	$(82)	$14	$6	$375

For the CEBs, reconciliation of net income for common stock to adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA)

Net income for common stock	$(82)
Mark-to-market pre-tax loss/(gain)	83
HLBV pre-tax loss/(gain)	17
Interest expense/(income), excluding mark-to-market effects of interest rate swaps	38
Income tax (benefit)/expense	(35)
Pre-tax equivalent of production tax credits (25%)	3
Depreciation and amortization	57
Adjusted EBITDA (non-GAAP)	$81

a. Includes parent company and consolidation adjustments.

Con Edison's consolidated financial statements and the notes thereto are in Item 1 of the first quarter 2020 Form 10-Q.

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Statement of Cash Flows – 2020 First Quarter ($ in millions) (a) CECONY O&R CEBs CET Other Total Net cash flows from/(used in) operating activities $340 $41 $527 $(2) $(494) $412 Net cash flows from/(used in) investing activities (786) (50) (138) 5 1 (968) Net cash flows from/(used in) financing activities 816 15 (446) (3) 531 913 Net change for the period 370 6 (57) — 38 357 Balance at beginning of period 933 32 251 — 1 1,217 Balance at end of period (b) $1,303 $38 $194 $— $39 $1,574 a. Includes parent company and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A in Item 1 of the first quarter 2020 Form 10-Q. Con Edison’s consolidated financial statements and the notes thereto are in Item 1 of the first quarter 2020 Form 10-Q. 50

Balance Sheet – As of March 31, 2020 ($ in millions) CECONY O&R CEBs CET Other(a) Total ASSETS Current assets $4,306 $259 $450 $24 $(13) $5,026 Investments 417 25 — 1,576 (7) 2,011 Net plant 37,836 2,355 4,227 17 — 44,435 Other noncurrent assets 5,009 388 1,870 14 406 7,687 Total assets $47,568 $3,027 $6,547 $1,631 $386 $59,159 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $3,503 $301 $1,974 $131 $402 $6,311 Noncurrent liabilities 13,538 1,122 252 95 (49) 14,958 Long-term debt 16,194 818 1,991 500 (80) 19,423 Equity 14,333 786 2,330 905 113 18,467 Total liabilities and equity $47,568 $3,027 $6,547 $1,631 $386 $59,159 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 1 of the first quarter 2020 Form 10-Q. 51

Rating Agency Credit Metrics

Rating Agency	Rating / Outlook[a]	Rating Agency Key Metric[b]	Rating Agency Forecast[c]	Rating Agency Downgrade Threshold
Moody's Investors Services	• CEI: Baa2 / Stable • CECONY: Baa1 / Stable • O&R: Baa1 / Negative	CFO pre-WC[e] / Debt	• 15% • 14% - 16% • <15%	• <13% • <14% • <15%
S&P Global Ratings[d]	• CEI: BBB+ / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations to Debt	• >16%	• <16%
Fitch Ratings	• CEI: BBB+ / Negative • CECONY: A- / Negative • O&R: A- / Negative	Funds from operations-Adjusted Leverage	• No updated forecast specified	• >5.0x • >5.0x • >5.0x

This slide reflects the company's understanding of certain credit criteria of the rating agencies at this time, which are subject to change.

Source: Moody's Investors Service Credit Opinion March 17, 2020; S&P Global Ratings RatingsDirect January 23, 2020; Fitch Ratings press release "Fitch Affirms ConEd & Subsidiaries at 'BBB+'; Outlook Revised to Negative" March 25, 2020.

a. Represents senior unsecured ratings. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at anytime.
b. As defined and calculated by each respective rating agency. The rating agencies use other metrics that are not described on this slide.
c. Forecast represents: "12-18 Month Forward View As of Date Published" for Moody's; "2020 onward" for S&P; Fitch published a forecast of Funds from operations-Adjusted Leverage of "Near or at 5.0x" for CEI, 4.7x for CECONY and 4.6x for O&R in the December 17, 2019 press release; however, on March 25, 2020 Fitch indicated a "view credit metrics are now likely to weaken over the rating horizon," which is 2020-2022.
d. S&P rates CECONY and O&R on a group rating methodology with Con Edison.
e. CFO pre-WC is defined by Moody's as cash flow from operations before changes in working capital.

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List of Notes to 2020 First Quarter Form 10-Q Financial Statements Page A – Summary of Significant Accounting Policies and Other Matters 19 - 23 B – Regulatory Matters 23 - 26 C – Capitalization 26 - 27 D – Short-Term Borrowing 27 E – Pension Benefits 28 F – Other Postretirement Benefits 28 G – Environmental Matters 29 - 30 H – Other Material Contingencies 31 - 32 I – Leases 32 - 33 J – Income Tax 33 - 34 K – Revenue Recognition 34 - 35 L – Financial Information by Business Segment 36 M – Derivative Instruments and Hedging Activities 36 - 39 N – Fair Value Measurements 39 - 41 O – Variable Interest Entities 41 - 42 P – New Financial Accounting Standards 43 53